Exhibit 24.1
Power Of Attorney
      KNOW ALL PERSONS BY THESE PRESENTS: That each of the undersigned directors and the undersigned director/officer of Arch Coal, Inc., a Delaware corporation (“Arch Coal”), hereby constitutes and appoints Steven F. Leer and Robert G. Jones, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign Arch Coal’s Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended; to file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, including without limitation, amendments thereto, with the Securities and Exchange Commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
DATED: February 22, 2007

James R. Boyd	Director

Frank M. Burke	Director

John W. Eaves	President, Chief Operating Officer and Director

Douglas H. Hunt	Director

Brian J. Jennings	Director

Patricia F. Godley	Director

Steven F. Leer	Chairman and Chief Executive Officer

Thomas A. Lockhart	Director

A. Michael Perry	Director

Robert G. Potter	Director

Theodore D. Sands	Director

Wesley M. Taylor	Director